SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                             -----------------

                                  FORM 8-K
                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported): OCTOBER 16, 1998


                         INSIGNIA PROPERTIES TRUST
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


              MARYLAND                 1-14179            57-1045190
   ----------------------------     ------------      -------------------
   (State or other jurisdiction     (Commission         (IRS Employer
        of incorporation)           File Number)      Identification No.)


       1873 SOUTH BELLAIRE STREET, 17TH FLOOR, DENVER, COLORADO 80222
       --------------------------------------------------------------
             (Address of principal executive offices)(Zip Code)


    Registrant's telephone number, including area code: (303) 757-8101


               ONE INSIGNIA FINANCIAL PLAZA, P.O. BOX 19059
                      GREENVILLE, SOUTH CAROLINA 29602
       -------------------------------------------------------------
       (Former name or former address, if changed since last report)




ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

      On December 7, 1998, the Insignia Properties, L.P. ("IPLP"), a Delaware limited partnership and the operating partnership of Insignia Properties Trust, a Maryland real estate investment trust ("IPT"), and AIMCO Properties, L.P., a Delaware limited partnership (the "AIMCO Operating Partnership"), and the operating partnership of Apartment Investment and Management Company, a Maryland corporation ("AIMCO"), amended and restated a similar agreement, dated as of October 1, 1998 (the "IPLP Assignment Agreement"). Pursuant to the IPLP Assignment Agreement, effective October 1, 1998, IPLP transferred (the "IPLP Exchange") the economic rights to substantially all of the assets of IPLP (the "Assets") to the AIMCO Operating Partnership, and the AIMCO Operating Partnership assumed all of IPLP's obligations realty to the Assets in exchange for approximately 10.2 million common partnership units of the AIMCO Operating Partnership (the "OP Units"). Immediately following the IPLP Exchange, the sole assets owned by IPLP consisted of (i) a 100% ownership interest in Cooper River Properties, LLC (which in turn owns limited partner units in a number of publicly-traded limited partnerships), (ii) cash, (iii) IPLP's rights under that certain Credit Agreement among IPLP, Lehman Syndicated Loan Funding Trust, as syndication agent, First Union National Bank, as administrative agent, and the lenders from time to time parties thereto,
(iv) approximately 10.2 million OP Units and (v) all residual rights under the Assets (which have insignificant economic value).

      The number of OP Units issued by the AIMCO Operating Partnership to IPLP in the IPLP Exchange was calculated assuming an OP Unit value of $37.75, the price of Class A common stock, par value $.01, of AIMCO ("AIMCO Common Stock"), on September 30, 1998. The economic rights to the Assets were valued by IPLP and the AIMCO Operating Partnership at approximately $386.2 million, which resulted in the AIMCO Operating Partnership issuing approximately 10.2 million OP Units to IPLP in exchange for the economic rights to the Assets.

      The summary description above of the IPLP Assignment Agreement is qualified in its entirety by reference to Exhibit 10.2 attached hereto, which is incorporated herein by reference.


ITEM 5.  OTHER EVENTS.

Second Amended and Restated Merger Agreement

      As previously announced, IPT and AIMCO entered into an Agreement and Plan of Merger, dated as of October 1, 1998 (the "Original Merger Agreement"), pursuant to which IPT was to be merged into AIMCO or a subsidiary of AIMCO was to be merged into IPT, and on December 7, 1998, the parties amended and restated the Original Merger Agreement. Due to the proposal of new tax regulations, AIMCO and IPT executed a second amended and restated agreement and plan of merger, dated as of January 22, 1999 (the "Merger Agreement"). The Merger Agreement was approved by the Board of Trustees of IPT (with trustees nominated by AIMCO abstaining and one trustee not nominated by AIMCO absent). The Merger Agreement did not materially alter the rights or interest of the IPT shareholders. The consideration IPT shareholders will receive in the Merger and the treatment of distributions on common shares of beneficial interest, par value $.01 per share, of IPT ("IPT Common Shares"), is described below.

      As of the effective time of the merger (the "Effective Time"), each IPT Common Share outstanding immediately prior to the Effective Time and which is not held by AIMCO, IPT or any of their subsidiaries or which are not restricted shares of IPT will be converted into the right to receive, at AIMCO's option, shares of AIMCO Common Stock, cash or a combination of both (the "Merger Consideration"). As long as the merger is completed prior to March 1, 1999, the Merger Consideration IPT shareholders will receive for each IPT Common Share will be:

     o shares of AIMCO Common Stock equal to (a) the stock percentage elected by AIMCO multiplied by (b) the quotient of (i) the total of (A) $13.28 minus (B) any per share extraordinary distributions made on shares of IPT to maintain its qualification as a REIT for Federal income tax purposes divided by (ii) the AIMCO Exchange Value (as defined); plus

     o cash in the amount of (a) the cash percentage elected by AIMCO multiplied by (b) the total of (i) $13.25 minus (ii) any per share extraordinary distributions made on shares of IPT to maintain its qualifications as a REIT for Federal income tax purposes plus (iii) cash equal to (A) $0.0036 multiplied by (B) the number of days from and including January 1, 1999 through and including the day before completion of the Merger.

      If the Merger is competed on or after March 1, 1999, the stock percentage will be 100% and no cash will be paid as Merger Consideration, except in limited circumstances.

      The AIMCO Exchange Value will be the lower of $36.8781, which was the average sales price of shares of AIMCO Common Stock on the NYSE during the last 10-NYSE trading days of 1998, or the average sales price of shares of AIMCO Common Stock on the NYSE for the 10-NYSE trading days before the special meeting of the IPT shareholders convened for purposes of voting on the Merger (the "Special Meeting").

      At least 12-NYSE trading days before the Special Meeting, AIMCO will notify IPT of the percentage of the Merger Consideration to be paid in cash. At least 12-NYSE trading days before the Special Meeting, IPT will issue a press release to announce the percentage of the Merger Consideration to be paid in cash and the percentage to be paid in stock.

      IPT will not declare or pay any quarterly distributions on shares of IPT. However, if the Merger is not completed prior to June 1, 1999, the Board of Trustees of IPT may resume the payment of distributions, including for the period during which distributions were not paid. Record holders of IPT Common Shares will be entitled to a distribution for the period beginning October 1, 1998 and ending on the date on which the Special Meeting occurs with a record date on the day before the Special Meeting, at IPT's current distribution rate. Furthermore, if the Effective Time has not occurred on or before February 28, 1999 and if at any time thereafter AIMCO declares any distribution on any AIMCO Common Stock, other than a regularly quarterly distribution (the "Special AIMCO Distribution"), which has a record date prior to the date on which the Effective Time occurs, then IPT will promptly declare and pay a corresponding distribution in an amount equal to the amount of such Special AIMCO Distribution, multiplied by $13.28, divided by $36.8781, which was the average price of a share of AIMCO Common Stock during the last ten NYSE-trading days of 1998.

      On January 22, 1999, AIMCO also executed an irrevocable proxy (the "Proxy") in favor of James A. Aston, Andrew L. Farkas and Frank M. Garrison to vote all IPT Common Shares held by AIMCO at all meetings of IPT shareholders, and in every written consent in lieu of such meetings, in favor of approval of the Merger, the Merger Agreement and the transactions contemplated thereby and any matter that could reasonably be expected to facilitate the Merger. On that same day, AIMCO and James A. Aston, Andrew
L. Farkas and Frank M. Garrison executed a Shareholders' Agreement (the "Shareholders' Agreement"), pursuant to which AIMCO agreed that following certain terminations of the Merger Agreement vote its IPT Common Shares in favor of the Continuing Trustees or their designees at the first two annual meetings following such termination.

      On December 7, 1998, IPT's bylaws were amended and restated to clarify certain ambiguities (the "Third Amended and Restated Bylaws of IPT").

      The summary description above of the Merger Agreement is qualified in its entirety by reference to Exhibit 2.2, attached hereto, which is incorporated herein by reference. The Proxy, the Shareholders' Agreement and Third Amended and Restated Bylaws of IPT are attached as Exhibits 99.3,
99.4 and 3.3, respectively.

Economic Rights Assignment

      In June 1998, AIMCO Operating Partnership entered into seven separate Purchase and Sale Agreements with affiliates of Realty Investment Co. to acquire seven multifamily residential properties. On October 16, 1998, these properties were acquired by newly formed subsidiaries of AIMCO Operating Partnership (the "Subsidiary Partnerships") for a purchase price of approximately $41.8 million (exclusive of certain transaction costs), consisting of approximately $16.8 million in cash and the assumption of approximately $25 million in mortgage indebtedness.

      IPLP provided approximately $17.1 million to AIMCO which amount was used to fund AIMCO Operating Partnership's capital contribution to the Subsidiary Partnerships. In consideration of such action, AIMCO Operating Partnership assigned all of its right, title and interest in and to the profits, distributions, losses, and all other economic rights arising out of its limited partnership interest in the Subsidiary Partnerships to IPLP (the "Assignment Agreement").

      The seven garden-style apartment communities are located in three states, have an average age of 14 years and contain 1,353 apartment units. Five of the apartment communities are located in Florida, with 448 units in Jacksonville, 208 units in Daytona Beach, 120 units in Melbourne and 216 units in Palm Bay. One apartment community with 137 units is located in Hemet, California and one apartment community with 224 units is located in Stone Mountain, Georgia.

      The summary description above of the Assignment Agreement is qualified in its entirety by reference to Exhibit 10.1, attached hereto, which is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (c)   Exhibits.

            2.1 Agreement and Plan of Merger, dated as of October 1, 1998, by and between Apartment
                        Investment and Management Company and Insignia Properties Trust. (1)

            2.2* Second Amended and Restated Agreement and Plan of Merger, dated as of January 22, 1999, by and between Apartment Investment and Management Company, and Insignia Properties Trust.

            3.2 Second Amended and Restated Bylaws of Insignia Properties Trust, dated October 2, 1998. (1)

            3.3* Third Amended and Restated Bylaws of Insignia Properties Trust, dated December 7, 1998.

            10.1* Amended and Restated Assignment and Assumption Agreement, dated as of December 7, 1998, by and between Insignia Properties, L.P. and AIMCO Properties, L.P.

            99.1 Irrevocable Limited Proxy, dated October 1, 1998, granted by Apartment Investment and Management Company to Andrew L. Farkas, James A. Aston and Frank M. Garrison. (1)

            99.2 Shareholder's Agreement, dated October 1, 1998, among Apartment Investment and Management Company, Andrew L. Farkas, James A. Aston and Frank M. Garrison. (1)

            99.3* Irrevocable Limited Proxy, dated January 22, 1999, granted by Apartment Investment and Management Company to Andrew L. Farkas, James A. Aston and Frank M. Garrison.

            99.4* Shareholders' Agreement, dated January 22, 1999, by and between Apartment Investment and Management Company and Andrew L. Farkas, James A. Aston and Frank M. Garrison.

            99.5* Joint Press Release of Apartment Investment and Management Company and Insignia Properties Trust, dated January 29, 1999.

-------------------
* Filed herewith.
(1) Filed as an exhibit to IPT's Form 8-K dated October 1, 1998.



                                 SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    INSIGNIA PROPERTIES TRUST


                                    By: /s/ Patrick J. Foye
                                       ------------------------------
                                       Patrick Foye,
                                       Executive Vice President


Dated:  February 11, 1999



                               EXHIBIT INDEX

      EXHIBIT
      -------

            2.1 Agreement and Plan of Merger, dated as of October 1, 1998, by and between Apartment
                        Investment and Management Company and Insignia Properties Trust. (1)

            2.2* Second Amended and Restated Agreement and Plan of Merger, dated as of January 22, 1999, by and between Apartment Investment and Management Company and Insignia Properties Trust.

            3.2 Second Amended and Restated Bylaws of Insignia Properties Trust, dated October 2, 1998. (1)

            3.3* Third Amended and Restated Bylaws of Insignia Properties Trust, dated December 7, 1998.

            10.1* Amended and Restated Assignment and Assumption Agreement, dated as of December 7, 1998, by and between Insignia Properties, L.P. and AIMCO Properties, L.P.

            99.1 Irrevocable Limited Proxy, dated October 1, 1998, granted by Apartment Investment and Management Company to Andrew L. Farkas, James A. Aston and Frank M. Garrison. (1)

            99.2 Shareholder's Agreement, dated October 1, 1998, among Apartment Investment and Management Company, Andrew L. Farkas, James A. Aston and Frank M. Garrison. (1)

            99.3* Irrevocable Limited Proxy, dated January 22, 1998, granted by Apartment Investment and Management Company to Andrew L. Farkas, James A. Aston and Frank M. Garrison.

            99.4* Shareholders' Agreement, dated January 22, 1999, by and between Apartment Investment and Management Company and Andrew L. Farkas, James A. Aston and Frank M. Garrison.

            99.5*       Joint Press Release of Apartment Investment and
                        Management
                        Company and Insignia Properties Trust, dated
                        January 29,
                        1999.

----------------------
* Filed herewith.
(1) Filed as an exhibit to IPT's Form 8-K dated October 1, 1998.